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                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER





                                 BY AND BETWEEN





                        CONSUMER FINANCIAL NETWORK, INC.,

                             CFN MERGER CORP., INC.

                                       AND

                   INTERACTIVE CORPORATE COMMUNICATIONS, INC.






                           DATED AS OF APRIL 17, 2000


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                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 17th day of April, 2000, by and among INTERACTIVE CORPORATE COMMUNICATIONS, INC., a New York corporation ("ICC"), CONSUMER FINANCIAL NETWORK, INC., a Delaware corporation ("Parent"), and CFN MERGER CORP., a Delaware corporation ("Sub").

                                R E C I T A L S:

         A. ICC is engaged in the business of delivering internet-based solutions that automate human resources, payroll and employee benefits functions (the "ICC Business").

         B. ICC and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein (the "Merger").

         C. Contemporaneously herewith, and as a condition and inducement to Parent's and Sub's willingness to enter into this Agreement, certain of the stockholders of ICC as listed on the signature page thereto (collectively, the "ICC Stockholders") have entered into a Voting and Indemnity Agreement with Parent and Sub (the "Voting and Indemnity Agreement").

         D. Of the issued and outstanding capital stock of ICC (the "ICC Stock"), a majority is owned by the ICC Stockholders.

         E. The respective Boards of Directors of Parent, Sub and ICC, and the stockholder of Sub, have approved the Merger, upon the terms and subject to the conditions set forth herein. The Board of Directors of ICC has determined to recommend that the stockholders of ICC adopt and approve this Agreement and approve the Merger.

         F. The parties hereto intend for the Merger to qualify, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, representations, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.3), (a) ICC shall be merged with and into Sub, (b) the separate


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existence of ICC shall cease, and (c) Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name iClick, Inc. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation."

         1.2 CLOSING AND CLOSING DATE. Unless this Merger Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within five business days after the later of the satisfaction or waiver of the conditions set forth in Sections 7.1(j) or 7.2(n)) (the "Closing Date") at the offices of Greenberg Traurig, LLP, One Buckhead Plaza, 3060 Peachtree Rd., Ste. 1100, Atlanta, GA 30305, unless another date or place is agreed to by the parties.

         1.3 EFFECTIVE TIME OF THE MERGER. At the Closing, the parties hereto shall cause (a) a certificate of merger (the "Delaware Certificate of Merger") to be filed with the office of the Secretary of State of Delaware in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"); and (b) a certificate of merger (the "New York Certificate of Merger"; and, together with the Delaware Certificate of Merger, the "Certificate of Merger") to be filed with the office of the Department of State of New York in accordance with the provisions of the New York Business Corporation Law (the "BCL"). When used herein, the term "Effective Time" shall mean the later of the time when the Certificate of Merger has been accepted for filing by the Secretary of State of Delaware and filed by the Department of State of New York, or such time as otherwise specified therein.

         1.4 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and BCL. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes hereof, then the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law; provided, however, that at the Effective Time Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read: "The Name of the Corporation is iClick, Inc.". A copy of the Certificate of Incorporation of Sub as of the date hereof is attached as Schedule 2.1.

         2.2 BYLAWS. The Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided


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therein or by applicable law. A copy of the Bylaws of Sub as of the date hereof is attached as Schedule 2.2.

         2.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1      MERGER CONSIDERATION. At the Effective Time:

                  (a) All shares of ICC Stock owned by ICC shall, by virtue of the Merger and without any action on the part of any stockholder, officer or director of ICC or Sub, be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (b) Each issued and outstanding share of ICC Stock (other than (x) any Dissenting Shares, as defined in Section 3.2 or (y) shares owned by the stockholders of ICC who are non-accredited investors (as such term is defined under the Securities Act of 1933, as amended (the "Securities Act")) (collectively, the "Non-Accredited Investors") shall, upon surrender to Sub, at the Closing, of the underlying share certificates, be converted into, and become exchangeable for, a number of shares of validly issued, fully paid and nonassessable common stock of Parent, $.01 par value per share (the "Parent Stock"), based on the following equation:

                  PS       =           24,375,000
                                    ----------------
                                    SA + SNA + O + W

         where:

                  PS       =        the number of shares of Parent Stock
                                    (valued, as of the Closing, at $4 per share) into which each share of ICC Stock (other than those shares owned by Non-Accredited
                                    Investors described above) shall be
                                    converted pursuant to the Merger;

                  SA       =        the number of issued and outstanding shares
                                    of ICC Stock owned on the Closing Date by stockholders of ICC (other than the Non-Accredited Investors);

                  SNA      =        the number of issued and outstanding shares
                                    of ICC Stock owned on the Closing Date by the Non-Accredited Investors;


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                  O        =        the total number of options to purchase ICC
                                    Stock outstanding on the Closing Date; and

                  W        =        the total number of warrants to purchase ICC
                                    Stock outstanding on the Closing Date.

                  (c) The issued and outstanding shares of ICC Stock owned by the Non-Accredited Investors shall, upon surrender to Sub, at the Closing, of the underlying share certificates, be converted into, and become exchangeable for, an amount of cash equal to the product of (i) $4 and (ii) PS (as defined above).

                  (d) If, prior to the Effective Time, Parent shall pay a dividend in, subdivide, combine into a smaller number of shares or issue by reclassification of its shares, any shares of Parent Stock, PS (as defined above) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Parent Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event, and the resulting product shall from and after the date of such event be PS, subject to further adjustment in accordance with this sentence.

                  (e) Each issued and outstanding share of common stock of Sub shall, by virtue of the Merger and without any action on the part of any stockholder, officer or director of ICC or Sub, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         3.2 DISSENTING SHARES. Notwithstanding any provision hereof to the contrary, any shares of ICC Stock held by a Dissenting Stockholder (as hereinafter defined) shall not be converted as described in Sections 3.1(b) or
(c), but instead shall be converted into the right to receive the consideration due a Dissenting Stockholder pursuant to the BCL; provided, however, that if a Dissenting Stockholder shall fail to perfect his demand, withdraw his demand or otherwise lose his right for appraisal under the terms of the BCL, then the ICC Stock held by such Dissenting Stockholder (the "Dissenting Shares") shall be deemed to be converted as of the Effective Time in accordance with the provisions hereof, including Section 3.1. ICC shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting Stockholders shall be paid without interest thereon (to the extent permitted by applicable law) by the Surviving Corporation. For purposes hereof, the term "Dissenting Stockholder" shall mean an ICC Stockholder who (a) objects to the Merger; and (b) complies with the applicable provisions of the BCL concerning dissenter's rights.

         3.3 EXCHANGE OF CERTIFICATES; PAYMENT OF CASH TO NON-ACCREDITED INVESTORS.

         (a) Exchange Procedures. At the Effective Time, Parent shall be prepared (i) to deliver certificates to stockholders of ICC to effect the exchange of Parent Stock for all outstanding shares of ICC Stock that have been converted into the right to receive shares of Parent Stock under Section 3.1(b);
(ii) and to make payment in cash as required under Section 3.1(c). Upon surrender for cancellation to Parent of all certificates ("Certificates") of ICC Stock


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held of record by any stockholder of ICC (other than a Non-Accredited Investor), such stockholder shall be entitled to receive in exchange therefor a certificate representing the number of shares of Parent Stock into which the shares represented by the surrendered certificate shall have been converted at the Effective Time pursuant to Section 3.1(b). Upon surrender for cancellation to Parent of all certificates of ICC Stock held of record by any stockholder of ICC who is a Non-Accredited Investor, such stockholder shall be entitled to receive in exchange therefor an amount in cash as determined pursuant to Section 3.1(c).

         (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate in accordance with clause (a) above. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Parent Stock.

         3.4 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing ICC Stock shall cease to have any rights as stockholders of ICC, except as provided herein or by applicable law.

         3.5 CLOSING OF ICC'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of ICC shall be closed and no transfer of ICC Stock shall be made thereafter. If after the Effective Time, certificates for ICC Stock are presented to Parent or the Surviving Corporation, then they shall be canceled and exchanged for a consideration as set forth in Section 3.1 and in accordance herewith, subject to applicable law in the case of Dissenting Stockholders.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF ICC


         ICC represents and warrants to Parent and Sub as follows, which representations and warranties shall survive the Closing in accordance with
Section 9.1.

         4.1 ORGANIZATION AND QUALIFICATION. ICC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Except as set forth on Schedule 4.1, ICC has the requisite corporate power and authority to carry on the ICC Business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of


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its activities makes such qualification necessary, except where failure to so qualify could not have a material adverse effect on the ICC Business or on ICC's properties or assets. Set forth on Schedule 4.1 is a list of any states in which ICC is qualified to do business. Complete and correct copies of the Certificate of Incorporation and Bylaws of ICC as in effect on the date hereof are attached to Schedule 4.1. The minute book of ICC, a true and complete copy of which has been delivered to Parent, (a) accurately reflects in all material respects all action taken by the directors and stockholders of ICC at meetings of ICC's Board of Directors or stockholders, as the case may be; and (b) contains true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

         4.2 AUTHORITY. ICC has the necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining Stockholder Approval (as defined in Section 6.12), to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by ICC have been duly and validly authorized and approved by ICC's Board of Directors and, except for the approval and adoption hereof and the approval of the Merger by the stockholders of ICC, no other corporate or stockholder proceedings on the part of ICC, its Board of Directors or the stockholders of ICC is necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). Subject to the exercise of fiduciary obligations under applicable law, ICC's Board of Directors has determined to recommend that the stockholders of ICC approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by ICC, and assuming the due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of ICC, enforceable against ICC in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         4.3      CAPITALIZATION.

                  (a) The authorized capital stock of ICC consists of (i) 30,000,000 shares of common stock, $.001 par value per share, of which 12,233,292 shares are validly issued and outstanding, fully paid and nonassessable; and (ii) 1,000,000 shares of preferred stock, $.001 par value per share, none of which are issued and outstanding. All outstanding capital stock of ICC was issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 4.3(a), there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate ICC or any of the ICC Stockholders to issue, deliver or sell shares of its or their capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, ICC has no bond, debenture, note or other indebtedness issued or outstanding that has voting rights in ICC. Schedule 4.3(a) sets forth a list of (i) all holders of record of (A) ICC Stock, and (B) options, warrants, convertible notes or other rights to purchase capital stock of ICC (collectively "ICC Stock Rights") and, to the knowledge of ICC, whether or not the stockholders of ICC are "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act; and (ii) the number of shares held by each stockholder of ICC and the number of shares of capital stock of ICC


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represented by the ICC Stock Rights; (iii) the exercise price for each ICC Stock
Right; and (iv) the number of authorized but unissued options remaining under ICC's Stock Option Plan.

                  (b) All of the issued and outstanding shares of capital stock of ICC are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.3(b), to the knowledge of ICC, the ICC Stock held by any stockholder of ICC other than the ICC Stockholders is free and clear of any lien, charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature other than restrictions on transfer imposed by federal and state securities laws (any of the foregoing, a "Lien").

         4.4 SUBSIDIARIES. ICC has no subsidiaries. ICC does not otherwise own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, an "Entity").

         4.5 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 4.5, none of (i) the execution and delivery hereof by ICC,
(ii) the consummation by ICC or the stockholders of ICC of the transactions contemplated hereby (including the Merger) or (iii) compliance by ICC with any of the provisions hereof will:

                  (a) conflict with or violate the Certificate of Incorporation or Bylaws of ICC;

                  (b) subject to ICC Stockholder approval of the Merger, result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to ICC or any of the stockholders of ICC, or by which ICC or any of its properties or assets may be bound or affected;

                  (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which ICC is a party or by which ICC or any of its properties or assets may be bound or affected;

                  (d) result in the creation of any Lien on any of the property or assets of ICC; or

                  (e) require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing being a "Consent") (i) any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (any of the foregoing, a "Governmental Entity"), except for the filing of the Certificate of Merger pursuant to the DGCL and BCL; or (ii) any other individual or Entity (collectively, a "Person").

         4.6 FINANCIAL STATEMENTS. ICC has heretofore furnished Parent with a true and complete copy of (a) the audited financial statements of ICC for the years ended December 31,


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1997 and 1998; and (b) a final draft of the financial statements of ICC for the year ended December 31, 1999; and (c) the unaudited financial statements of ICC for the three month period ended March 31, 2000 (all of the foregoing collectively herein referred to as the "ICC Financial Statements"). Except as disclosed therein, the ICC Financial Statements have been prepared in accordance with GAAP (except for the absence of footnotes and normal year end adjustments in the case of the ICC Financial Statements for the period ended March 31, 2000) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of ICC as of the dates, and during the periods, indicated therein.

         4.7 ABSENCE OF CHANGES. Except as provided in Schedule 4.7 and except as contemplated hereby, since December 31, 1999 (a) neither ICC nor any subsidiary has entered into any material transaction that was not in the ordinary course of business; (b) except for sales of services and licenses of software in the ordinary course of business, there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of ICC or any subsidiary; (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of ICC in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any share of the capital stock of ICC; (d) there has been no declaration, payment, or commitment for the payment, by ICC or any subsidiary, of a bonus or other additional salary, compensation, or benefit to any employee of ICC that was not in the ordinary course of business, except for normal year-end bonuses paid in the ordinary course of business; (e) there has been no release, compromise, waiver or cancellation of any material debt to or claim by ICC, or waiver of any material right of ICC or any subsidiary; (f) there have been no capital expenditures in excess of $20,000 for any single item, or $50,000 in the aggregate; (g) there has been no change in accounting methods or practices or revaluation of any asset of ICC or any subsidiary (other than ICC Accounts Receivable as defined in Section 4.26 written down in the ordinary course of business not in excess of $5,000 for any single ICC Account Receivable, or $25,000 in the aggregate); (h) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the ICC Business or the operations of ICC or any subsidiary; (i) there has been no loan by ICC or any subsidiary, or guaranty by ICC or any subsidiary of any loan, to any employee of ICC or any subsidiary; (j) ICC has not ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of ICC; (k) there has been no termination or resignation of any key employee or officer of ICC, and to the knowledge of ICC, no such termination or resignation is threatened; (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the ICC Business, to which ICC is or was a party or by which it is or was bound, except in the ordinary course of business or as expressly contemplated hereby; (m) neither ICC nor any subsidiary has failed in any material respect to satisfy any of its debts, obligations or liabilities related to the ICC Business or the assets of ICC or any subsidiary as the same become due and owing (except for ICC Accounts Payable (as defined in Section 4.27) payable in accordance with past practices and in the ordinary course of business); (n) there has been no agreement or commitment by ICC or any subsidiary to do any of the foregoing; and (o) there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets, business or financial condition of ICC or any subsidiary.


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         4.8      UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.8, neither ICC nor any subsidiary has debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charge or penalty, interest or fine, except
(a) liabilities incurred in the ordinary course of business after December 31, 1999, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of ICC; (b) liabilities reflected on the ICC Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated hereby.

         4.9 TITLE TO PROPERTIES. Except as set forth on Schedule 4.9, ICC has good and marketable title to all tangible property and assets used in the ICC Business, and good and valid title to its leasehold interests, in each case, free and clear of any and all Liens other than Permitted Liens (as defined in Section 9.11).

         4.10 EQUIPMENT. Set forth on Schedule 4.10(a) is a true and correct list of all items of tangible personal property (including computer hardware) necessary for or used in the operation of the ICC Business in the manner in which it has been and is now operated by ICC (the "ICC Equipment"), except for personal property having a net book value of less than $10,000. Except as set forth on Schedule 4.10(b), each material item of ICC Equipment is in good condition and repair, ordinary wear and tear excepted.

         4.11     INTELLECTUAL PROPERTY; YEAR 2000 COMPLIANCE.

                  (a) Set forth on Schedule 4.11(a) is a true and complete list of all material proprietary technology, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, and copyrights (and all pending applications or current registrations for any of the foregoing) used by ICC or any subsidiary in the conduct of the ICC Business (together with trade secrets and know how used in the conduct of the ICC Business, the "ICC Intellectual Property Rights"). ICC owns, or is validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the ICC Intellectual Property Rights, free of any Lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending or, to the knowledge of ICC, threatened, that ICC is infringing or otherwise adversely affecting the rights of any Person in any material respect with regard to any ICC Intellectual Property Right or that any such Right is invalid or unenforceable. To the knowledge of ICC, no Person is infringing in any material respect the rights of ICC with respect to any ICC Intellectual Property Right; nor, to ICC's knowledge, has any Person threatened to do so. Neither ICC nor any subsidiary nor to ICC's knowledge any employee, agent or independent contractor of ICC, in connection with the performance of such Person's services with ICC, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person, or otherwise violated any confidential relationship with any other Person.

                  (b) Set forth on Schedule 4.11(b) is a true and complete list of all material computer software used by ICC or any subsidiary in the conduct of the ICC Business (the "ICC Software"). ICC currently owns, licenses or otherwise has the legal right to use all of the ICC


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Software (including any upgrade, alteration or enhancement with respect thereto), and all of the ICC Software is being used in material compliance with any applicable license or other agreement.

                  (c) Set forth on Schedule 4.11(c) is an accurate and complete list of all domain names (i) registered to or used by ICC or any subsidiary, (ii) the registration fees for which are paid by ICC or any subsidiary or (iii) registered to any employee of ICC or any subsidiary relating to the ICC Business (collectively, "Domain Names"). ICC owns and has registered, or is validly licensed or otherwise has the right to use, the Domain Names.

                  (d)      Except as set forth on Schedule 4.11(d):

                           (i) All former and current consultants or contractors of ICC or any subsidiary have executed and delivered valid written instruments with ICC that assign to ICC all rights to any inventions, improvements, discoveries or information developed by them for ICC or any subsidiary. All employees of ICC or any subsidiary who participated in the creation or contributed to the development of ICC Intellectual Property Rights or Domain Names were employees of ICC at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intellectual Property Rights or Domain Names to ICC; and

                           (ii) ICC and any subsidiary have taken reasonable security measures, including entering into appropriate non-competition, non-solicitation, confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other Persons with access to ICC's trade secrets or know how, to protect the secrecy, confidentiality and value of all such trade secrets or know how. To the knowledge of ICC, there has not been any breach by any party to any such agreement.

                  (e) The software, hardware and other computer and information technology (collectively, "Information Technology") of ICC or any subsidiary is Year 2000 Compliant as that term is hereinafter defined. "Year 2000 Compliant" means that any and all of the Information Technology has the ability (i) to accept input and furnish output of data involving dates correctly and without ambiguity as to the 20th or 21st Centuries; (ii) to manage, store, manipulate, sort, sequence and perform calculations with respect to (collectively, "process") data involving dates before, during and after January 1, 2000 (including single century or multi-century date formulae) without malfunction and (iii) to process correctly leap years, including the year 2000, provided that all other products (e.g., software or hardware) used with the Information Technology properly exchange date data with it.


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         4.12     REAL PROPERTY. Except as set forth on Schedule 4.12:

                  (a) ICC and any subsidiary have a valid leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the ICC Business (the "ICC Real Property"). ICC owns no real property. Except for Permitted Liens, and for the items set forth on Schedule 4.12, there are no Liens on ICC's or any subsidiary's interest in any of the ICC Real Property. Schedule 4.12 lists (i) each county and state where any ICC Real Property is located, and (ii) where ICC or any subsidiary has ever leased or owned any real property within the last five years.

                  (b) There are no parties in possession of any portion of the ICC Real Property other than ICC, whether as sublessees, subtenants at will or trespassers.

                  (c) To the knowledge of ICC, there is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity that would require, under the provisions of any of the ICC Leases (as defined in Section 4.13), any material expenditure by ICC or any subsidiary to modify or improve any of the ICC Real Property to bring it into substantial compliance therewith.

         4.13 LEASES. Schedule 4.13 hereto sets forth a list of all leases pursuant to which ICC or any subsidiary leases, as lessor or lessee, real or personal property used in operating the ICC Business or otherwise (the "ICC Leases"); excepting only those ICC Leases which involve less than $25,000. Copies of the ICC Leases, all of which have previously been provided to Parent, are true and complete copies thereof. All of the ICC Leases are valid, binding and enforceable against ICC and any subsidiary and, to the knowledge of ICC, against the other parties thereto, in accordance with their respective terms, and there is not under any such ICC Lease any existing material default by ICC or any subsidiary, or, to the knowledge of ICC, by any other party thereto, or any condition or event (other than required payments which do not exceed $10,000 in the aggregate) that, with notice or lapse of time or both, would constitute a material default. Neither ICC nor any subsidiary has received notice that the lessor of any of the ICC Leases intends to cancel, suspend or terminate such ICC Lease or to exercise or not exercise any option thereunder.

         4.14 CONTRACTS. Schedule 4.14 sets forth a true and complete list of all contracts, agreements and commitments (whether written or oral) to which ICC or any subsidiary is, directly or indirectly, a party (in its own name or as a successor in interest), or by which ICC or any subsidiary or any of their respective properties or assets is otherwise bound, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, stockholder agreements, employment agreements, agreements relating to ICC Intellectual Property Rights and the like (collectively, the "ICC Contracts"); excepting only those ICC Contracts which involve less than $25,000 and are cancelable, without penalty, on no more than 90 days' notice. The aggregate value of all payment obligations and rights to receive payments, under agreements, contracts and commitments (whether oral or in writing) to which ICC or any subsidiary is a party or by which ICC or any subsidiary or any of their respective properties or assets is otherwise bound, and that are not listed on
Schedule 4.14, is less than $150,000 (calculating such value by adding together the value of rights and obligations, and not by determining the net amount thereof).

         True and complete copies of all ICC Contracts (or a true and complete narrative description of any oral ICC Contract) have previously been provided to Parent. Neither ICC nor any subsidiary nor, to the knowledge of ICC, any other party to any of the ICC Contracts (x) is in material default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the ICC Contracts, or (y) has waived any right it may have under any of the ICC Contracts, the waiver of which would have a material adverse effect on the business, assets or financial condition of ICC. All of the ICC Contracts constitute the valid and binding obligations of ICC or any subsidiary, enforceable against ICC in accordance with their respective terms, and, to the knowledge of ICC, of the other parties thereto.

         4.15 DIRECTORS AND OFFICERS. Schedule 4.15 sets forth an accurate list, as of the Closing Date, of the name of each director and officer of ICC or any subsidiary and the position(s) held by each.

         4.16 PAYROLL INFORMATION. ICC has previously provided Parent with a true and complete copy of the payroll report of ICC or any subsidiary dated March 15, 2000, showing all current employees of ICC or any subsidiary and their current levels of compensation, other than bonuses and other extraordinary compensation, all of which bonuses and other extraordinary compensation are set forth in Schedule 4.16. ICC or any subsidiary has paid all compensation required to be paid to employees of ICC or any subsidiary on or prior to the date hereof other than compensation (and bonuses pursuant to arrangements described in Schedule 4.16) accrued in the current pay period.

         4.17 LITIGATION. Except as set forth on Schedule 4.17, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of ICC or any subsidiary, threatened against or affecting ICC or any subsidiary or the ICC Business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against ICC or any subsidiary.

         4.18     EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

                  (a) Except as disclosed in Schedule 4.18, there are no employee benefit plans, agreements or arrangements maintained by ICC or any subsidiary, or in which ICC participates as a co-employer, including (i) "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iii) medical, hospital, accident, disability or death benefit plans (all of the foregoing, collectively, "ICC Benefit Plans"). All ICC Benefit Plans are, to ICC's knowledge, administered in accordance with, and are in material compliance with, all applicable laws and regulations. No default exists with respect to the obligations of ICC or any subsidiary under any ICC Benefit Plan.

                  (b) Neither ICC nor any subsidiary is a party to any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any of the employees of ICC or any subsidiary; no representation campaign or election is now in progress with respect to any employee of ICC or any subsidiary; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of ICC, threatened, relating to or affecting the ICC Business. To the knowledge of ICC, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

         4.19     ERISA.

                  (a) Each of the ICC Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements or the remedial amendment period for submission of such plans to the IRS has not expired. No ICC Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither ICC nor any subsidiary has engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving ICC Benefit Plans that would subject ICC or any subsidiary to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither ICC nor any subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.19 or pursuant to the terms of the ICC Benefit Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or other employee of ICC or any subsidiary, (ii) increase any benefit otherwise payable under any ICC Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefit to any extent.

                  (b) No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any ICC Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with ICC under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the Closing Date. Neither ICC nor any subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation in respect of any ICC Benefit Plan that remains unpaid.

         4.20     TAXES.  Except as Set Forth on Schedule 4.20:

                  (a) ICC and any subsidiary has duly and timely filed all federal, state and local or foreign income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by ICC and any subsidiary on or prior to the Closing Date. ICC and any subsidiary has duly and timely paid all taxes and other similar governmental charges, and all interest and penalties with respect thereto, required to be paid by them (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the ICC Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit have been paid or settled.

                  (b) Neither ICC nor any subsidiary is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

                  (c) Neither ICC nor any subsidiary has consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and neither ICC nor any subsidiary has agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.


         4.21 COMPLIANCE WITH APPLICABLE LAWS. ICC or any subsidiary holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of its assets and properties, as appropriate, and to carry on the ICC Business as now conducted (the "ICC Permits"). To the knowledge of ICC, ICC or any subsidiary is in material compliance with all applicable laws, ordinances and regulations and the terms of the ICC Permits. Except as set forth on Schedule 4.21, all of the ICC Permits are fully assignable by ICC in connection with the Merger. Schedule
4.21 sets forth a true and complete list of all ICC Permits, true and complete copies of which have previously been provided to Parent.

         4.22 BOARD OF DIRECTORS/STOCKHOLDERS CONSENT. The Board of Directors of ICC has (a) adopted and approved this Agreement and the transactions contemplated hereby (including the Merger); and (b) subject to the exercise of fiduciary obligations under applicable law, determined to recommend that the stockholders of ICC approve and adopt this Agreement and approve the Merger.

         4.23 BROKERS. Except as set forth on Schedule 4.23, no broker or finder is entitled to any broker's, banker's or finder's fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of ICC.

         4.24     ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of ICC, there has been no release of any Hazardous Substances (as hereinafter defined) from any real property currently or formerly owned or operated by ICC or any subsidiary that would require material remediation under any Environmental Law (as hereinafter defined);

                  (b) Neither ICC nor any subsidiary is a party to any litigation or administrative proceeding nor, to the knowledge of ICC, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that ICC or any subsidiary (i) is in material violation of any Environmental Law; (ii) is required to remediate or take any other response action due to a release of a Hazardous Substance; or (iii) is required to pay all or a portion of any response or remedial costs related to the release of a Hazardous Substance.

                  (c) To the knowledge of ICC, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by ICC or any subsidiary containing materials that, if known to be present in soil or ground water, would require material remedial or response action under Environmental Laws.

                  (d) Neither ICC nor any subsidiary is subject to any judgment, order or citation related to or arising out of any Environmental Law and nor have any of them been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

                  (e) For purposes hereof, (i) the term "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances; and (ii) the term "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

         4.25 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 4.25, no officer, director or employee of ICC or any subsidiary and no family member (including a spouse, parent, sibling or lineal descendent of any of the foregoing), has any direct or indirect material interest in any material customer, supplier or competitor of ICC or any subsidiary, or in any Person from whom or to whom ICC or any subsidiary leases any real or personal property, or in any other Person with whom ICC or any subsidiary is doing $25,000 in business on an annual basis whether directly or indirectly (including as a debtor or creditor), whether in existence as of the Closing Date or proposed, other than the ownership of stock of publicly traded corporations.

         4.26 ACCOUNTS RECEIVABLE. All accounts, notes, contracts and other receivables of ICC or any subsidiary (collectively, "ICC Accounts Receivable") were acquired by ICC or any subsidiary in the ordinary course of business arising from bona fide transactions. To the knowledge of ICC, there are no set-offs, counterclaims or disputes asserted with respect to any ICC Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the ICC Financial Statements. ICC or any subsidiary has previously provided Parent with a true and complete aging report prepared as of March 31, 2000 showing the time elapsed since invoice date for all ICC Accounts Receivable as of such date.

         4.27 ACCOUNTS PAYABLE. All material accounts, notes, contracts and other amounts payable of ICC or any subsidiary (collectively, "ICC Accounts Payable") are currently within their respective terms, and are neither in default nor otherwise past due by more than 90 days. ICC or any subsidiary has previously provided Parent with a true and complete aging report prepared as of March 31, 2000 which shows the time elapsed since invoice date for all ICC Accounts Payable as of such date.

         4.28 INSURANCE. ICC or any subsidiary currently maintains, in full force and effect, all insurance policies that are, in the good faith judgment of ICC management, required to be maintained for the conduct of the ICC Business or the ownership of their property (both real and personal) (collectively, the "ICC Insurance Policies"). The ICC Insurance Policies are listed on Schedule 4.28, and true and complete copies of all ICC Insurance Policies have previously been provided to Parent. Neither ICC nor any subsidiary (a) is in material default regarding the provisions of any ICC Insurance Policy; (b) has failed to pay all premiums due thereunder; and (c) has failed to present any material notice or material claim thereunder in a due and timely fashion.

         4.29 BANKRUPTCY. Neither ICC nor any subsidiary has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         4.30 ICC DEBT. As of the date hereof, the ICC Debt (as defined in Section 7.2(f)) is not in excess of $5,340,605.00, plus any sums of money loaned to ICC by Parent or any of its affiliates.

         4.31 DISCLOSURE. No statement of fact by ICC contained herein and no written statement of fact furnished by ICC to Parent or Sub in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

         4.32 PROXY MATERIALS; MEMORANDUM. The written information supplied by ICC for inclusion in the Confidential Memorandum of Parent, to be prepared as soon as reasonably practicable after the date hereof (or concurrently with the distribution by ICC of the Proxy Materials relating to the Stockholders' Meeting (as defined below)) (the "Memorandum"), shall not at the time the Memorandum is delivered to the stockholders of ICC contain any untrue statement of a material fact or omit to state any material fact required to be stated in such written information or necessary in order to make the statements in such written information, in light of the circumstances under which they are made, not misleading. The proxy materials that ICC shall send to its stockholders in connection herewith and with the Merger (the "Proxy Materials") will comply in all material respects with the provisions of applicable law. If at any time prior to the Effective Time any event relating to ICC or any of its affiliates, officers or directors should be discovered by ICC which is required to be set forth in an amendment to the Memorandum, then ICC shall promptly notify Parent. Notwithstanding the foregoing, ICC makes no representation or warranty with respect to any information supplied by Parent or Sub which is contained in any of the foregoing documents.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub jointly and severally represents and warrants to ICC, which representations and warranties shall survive the Closing in accordance with Section 9.1, as follows:

         5.1 ORGANIZATION AND QUALIFICATION. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Parent and its Subsidiaries has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not have a material adverse effect on the business, properties or assets of Parent and its subsidiaries. Complete and correct copies of the Certificates of Incorporation of Sub and Parent as in effect on the date hereof have been delivered to ICC and are attached, respectively, to Schedule 2.1 and Schedule 5.1(a). Complete and correct copies of the Bylaws of Sub and Parent as in effect on the date hereof have been delivered to ICC and are attached, respectively, to Schedule 2.2 and
Schedule 5.1(b). Complete and correct copies of the Certificates of Incorporation and Bylaws of Parent and Sub as in effect on the Closing Date will be attached, respectively, to a closing certificate and incumbency certificate, substantially in the form of Exhibit "A" ("Parent's Closing Certificate"), or to a closing and incumbency certificate, substantially in the form of Exhibit "B" ("Sub's Closing Certificate"). The minute books of Parent and Sub, a true and complete copy of which has been delivered to ICC, (a) accurately reflect in all material respects all action taken by the directors and stockholders of Parent and Sub at meetings of Parent and Sub's respective Boards of Directors or stockholders, as the case may be; and (b) contain true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the directors or stockholders.

         5.2 AUTHORITY. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by each of Parent and Sub have been duly and validly authorized and approved by their respective boards of directors and by Parent, in its capacity as Sub's sole stockholder, and no other corporate or stockholder proceedings on the part of either Parent or Sub, or their respective board of directors or stockholders, are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Sub, and assuming the due authorization, execution and delivery hereof by ICC, constitutes the valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, subject, in each case, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing.

         5.3 NO CONFLICTS, REQUIRED FILINGS AND CONSENTS. Except as set forth on Schedule 5.3, none of the execution and delivery hereof by Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby (including the Merger), or compliance by Parent and Sub with any of the provisions hereof, will:

                  (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub, or the organizational documents of any other Subsidiaries;

                  (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or its Subsidiaries, or by which Parent, any of its Subsidiaries, or their respective properties or assets may be bound or affected;

                  (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any material contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent, any of its Subsidiaries or their respective properties may be bound or affected;

                  (d) result in the creation of any Lien on any of the property or assets of Parent or any of its Subsidiaries; or

                  (e) require any Consent of (i) any Governmental Entity (except for (x) compliance with any applicable requirements of any applicable securities laws, and (y) the filing of the Certificate of Merger pursuant to the DGCL and BCL); or (ii) any other Person.

         5.4 LITIGATION. Except as set forth on Schedule 5.4, there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or its Subsidiaries, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or its Subsidiaries that, either individually or in the aggregate, would have a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole.

         5.5 BROKERS. Except as disclosed on Schedule 5.5, no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Sub.

         5.6      CAPITALIZATION.

                  (a) As of the date hereof the authorized capital stock of Parent consists of (i) 350,000,000 shares of Common Stock, $.01 par value per share, of which 101,750,000 shares are validly issued and outstanding, and; (ii) 100,000,000 shares of blank check preferred stock, (A) 13,333,334 of which have been designated as Series A Convertible Preferred Stock, $.01 par value per share, of which 13,333,334 shares are validly issued and outstanding, fully paid and nonassessable, (B) 16,190,475 of which have been designated as Series B Convertible Preferred Stock, $.01 par value per share, of which 16,190,475 shares are validly issued and outstanding, fully paid and nonassessable, and (C) 40,000,000 of which have been designated as Series C Convertible Preferred Stock, $.01 par value per share, of which 32,896,000 shares are validly issued and outstanding, fully paid and nonassessable. Except as set forth on Schedule 5.6, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. In addition to the foregoing, as of the date hereof, Parent has no bonds, debentures, notes or other indebtedness issued or outstanding that have voting rights in Parent. Schedule 5.6 sets forth (i) the total number of outstanding options, convertible notes or other rights to purchase capital stock of Parent; and (ii) all holders of record of warrants to purchase capital stock of Parent and the number of shares of capital stock of Parent represented by such warrants.

                  (b) When delivered to the stockholders of ICC in accordance with the terms hereof, the Parent Stock will be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of all Liens other than restrictions imposed by (A) the Second Amended and Restated Stockholders' Agreement, dated March 22, 2000 (the "Stockholders' Agreement"); (B) the Second Amended and Restated Registration Rights Agreement of Parent, dated as of March 22, 2000 (the "Registration Rights Agreement"); and (C) federal and state securities laws.

         5.7 SUBSIDIARIES. Except as set forth on Schedule 5.7, Parent has no subsidiaries and does not otherwise own or control, directly or indirectly, any equity interest in, or any security convertible into an equity interest in, any Entity. Each such subsidiary has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure so to qualify could not have a material adverse effect on the business or on the properties or assets of the Parent or such subsidiary. Set forth on Schedule 5.7 is a list of any states in which any such subsidiary is qualified to do business. Complete and correct copies of the governing corporate documents of each such subsidiary have been delivered to ICC. Set forth on Schedule 5.7 is the authorized capital stock of each such Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and are owned by Parent.

         5.8 FINANCIAL STATEMENTS. Parent has heretofore furnished ICC with a true and complete copy of (i) the audited consolidated financial statements for Parent and its Subsidiaries for the year(s) ended December 31, 1997 and December 31, 1998; and (ii) the unaudited consolidated financial statements for Parent and its Subsidiaries for the year ended December 31, 1999; and (iii) the unaudited consolidated financial statements for Parent and its Subsidiaries for the two month period ended February 29, 2000 (all of the foregoing, collectively, "Parent Financial Statements"). The Parent Financial Statements present fairly in all material respects the consolidated financial position, results of operations, stockholders' equity and cash flow of Parent at the respective dates or for the respective periods to which they apply. Except as disclosed therein, such statements and related notes have been prepared in accordance with GAAP consistently applied throughout the periods involved (except for the absence of footnotes and, in the case of the unaudited financial statements for the period ended February 29, 2000, for the exclusion also of normal year-end adjustments which are not expected to be material).

         5.9 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 5.9, neither Parent nor any of its Subsidiaries has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (a) liabilities incurred in the ordinary course of business after December 31, 1999, that would not, whether individually or in the aggregate, have a material adverse impact on the business or financial condition of Parent and its Subsidiaries, taken as a whole; (b) liabilities reflected on the Parent Financial Statements; and (c) liabilities incurred as a result of the transactions contemplated hereby.

         5.10 COMPLIANCE WITH APPLICABLE LAWS. Parent or its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of the assets and properties of Parent and its Subsidiaries, as appropriate, and to carry on Parent's business as now conducted (the "Parent Permits"). To the knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable laws, ordinances and regulations and the terms of the Parent Permits.

         5.11 BOARD OF DIRECTORS/STOCKHOLDER CONSENT. The board of directors of Parent, and both the board of directors and stockholder of Sub, have, by unanimous written consent or other action, adopted and approved this Agreement and the Voting and Indemnity Agreement and the transactions contemplated hereby and thereby (including the Merger).

         5.12 BANKRUPTCY. Neither Parent nor any of its Subsidiaries has filed a petition or request for reorganization or protection or relief under the bankruptcy laws of the United States or any state or territory thereof, made any general assignment for the benefit of creditors, or consented to the appointment of a receiver or trustee, including a custodian under the United States bankruptcy laws, whether such receiver or trustee is appointed in a voluntary or involuntary proceeding.

         5.13. ABSENCE OF CHANGES. Except as provided in Schedule 5.13, since December 31, 1999, there has not been (a) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; (b) any damage, destruction or loss, whether or not covered by insurance, which has had, or would reasonably be expected to have, a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its Subsidiaries, taken as a whole; (c) any entry into any commitment or transaction material to Parent and its Subsidiaries, taken as a whole (including any borrowing or sale of assets) except in the ordinary course of business consistent with past practice; (d) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to Parent's capital stock; (e) any material change in Parent's accounting principles, practices or methods; (f) any split, combination or reclassification of any of Parent's capital stock, or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of Parent's capital stock; (g) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing; or (h) any other event or condition of any character pertaining to and materially and adversely affecting the assets, business, financial condition or results of operations of Parent and any of its Subsidiaries considered as a whole.

         5.14     TAXES.

                  (a) Parent and its Subsidiaries have duly and timely filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions, required to have been filed by Parent and its Subsidiaries on or prior to the

Closing Date. Parent and its Subsidiaries have duly and timely paid all taxes and other governmental charges, and all interest and penalties with respect thereto, required to be paid by Parent and its Subsidiaries (whether by way of withholding or otherwise) to any federal, state, local or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the applicable Parent Financial Statement). As of the Closing Date, all deficiencies proposed as a result of any audits have been paid or settled.

                  (b) None of Parent, Sub or any subsidiary of Parent or Sub has consented to have the provisions of Section 341(f) of the Code (or comparable state law provisions) apply to it, and neither Parent, Sub, nor any subsidiary of Parent or Sub has agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

         5.15 ERISA. Each of the employee benefit plans, agreements or arrangements maintained by Parent or on behalf of Parent (collectively, "Parent Benefit Plans") that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements or the remedial amendment period for submission of such plan to the Internal Revenue Service has not yet expired. No Parent Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither Parent nor any subsidiary has engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Parent Benefit Plans that would subject Parent or any subsidiary to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code that would have a material adverse effect on Parent. Neither Parent nor any subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. All Parent Benefit Plans are administered in accordance with, and are in material compliance with, all applicable laws and regulations.

         5.16     ENVIRONMENTAL MATTERS.

                  (a) To the knowledge of Parent, there has been no release of any Hazardous Substances from any real property currently or formerly owned or operated by Parent or any subsidiary that would require remediation under any Environmental Law and that could reasonably be expected to have a material adverse effect on Parent and its subsidiaries taken as a whole.

                  (b) Neither Parent nor any subsidiary is a party to any litigation or administrative proceeding nor, to the knowledge of Parent, is any litigation or administrative proceeding threatened against it, that, in either case, asserts or alleges that Parent or any subsidiary (i) is in material violation of any Environmental Law; (ii) is required to remediate or take any other response action due to a release of a Hazardous Substance; or (iii) is required to pay a portion of any response or remedial costs related to the release of a Hazardous Substance.

                  (c) To the knowledge of Parent, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by Parent or any subsidiary containing materials that, if known to be present in soil or ground water, would require remedial or response action under Environmental Laws that could reasonably be expected to have a material adverse effect on Parent and its subsidiaries taken as a whole.

                  (d) Neither Parent nor any subsidiary is subject to any judgment, order or citation related to or arising out of any Environmental Law and nor have any of them been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

         5.17 DISCLOSURE. No statement of fact by Parent or Sub contained herein and no written statement of fact furnished or to be furnished by Parent or Sub to ICC in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

         5.18 STATEMENTS. The Memorandum and the written information supplied by Parent for inclusion in the Proxy Materials shall not at the time such documents are delivered to the stockholders of ICC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which is required to be set forth in an amendment to the Proxy Materials, then Parent shall promptly inform ICC. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any written information supplied by ICC which is contained in any of the foregoing documents.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 CONDUCT OF BUSINESS BY ICC PENDING THE MERGER. From and after the date hereof, prior to the Effective Time, except as contemplated hereby or as specified in Schedule 6.1, unless Parent shall otherwise agree in advance in writing, ICC or any subsidiary shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with ICC or any subsidiary to the end that their goodwill and on-going businesses shall not be impaired in any material respect at the Effective Time. Without limiting the generality of the foregoing, and except as contemplated hereby, unless Parent shall otherwise agree in advance in writing, prior to the Effective Time, neither ICC nor any subsidiary shall, directly or indirectly:

                  (a) (i) declare, set aside, or pay any dividend on, or make any other distribution in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire, any share of capital stock of ICC or any other equity security thereof or any right, warrant, or option to acquire any such share or other security;

                  (b) issue, deliver, sell, pledge or otherwise encumber any share of its capital stock, any other voting security issued by ICC or any subsidiary or any security convertible into, or any right, warrant or option to acquire any such share or voting security, grant any option, warrant or other stock right, or alter or allow the acceleration of vesting or exercise of any outstanding option, warrant or other such right or amend any right of any holder of outstanding shares of capital stock or options with respect thereto (other than (i) the issuance of ICC Stock or similar rights pursuant to the ICC Option Plan and convertible securities and warrants, in each case outstanding on the date of this Agreement and in accordance with their present terms, (ii) the issuance of options pursuant to the ICC Option Plan in accordance with their present terms and only in connection with the hiring of new employees, and the issuance of shares of ICC Stock upon exercise of such options; provided, however, that none of the actions described in Sections 6.1(b)(i) or (ii) above may take place after three business days prior to the Effective Time);

                  (c) amend its Certificate of Incorporation, Bylaws or other comparable organizational documents;

                  (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Entity or division thereof, or (ii) any assets that are material, individually or in the aggregate, to ICC;

                  (e) (i) subject to a Lien any of its properties or assets; or (ii) sell, lease to third parties or otherwise dispose of any of its material properties or assets other than in the ordinary course of business;

                  (f) incur any indebtedness for borrowed money (other than to Parent or any of its affiliates) or guarantee any such indebtedness of another Person or issue or sell any debt security of ICC or any subsidiary, guarantee any debt security of another Person or enter into any "keep well" or other agreement to maintain the financial condition of another Person, make any loan, advance or capital contribution to, or investment in, any other Person, or settle or compromise any material claim or litigation;

                  (g) sell or license the names "iClick," or any marks or commercial rights associated therewith; or

                  (h) authorize any of, or commit or agree to take any of, the foregoing actions.

         6.2 ACCESS TO INFORMATION. From the date hereof through the Effective Time, each of ICC and Parent shall (a) afford to the other and its accountants, counsel and other representatives (collectively, "Representatives") access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request; and (b) furnish to the other and its Representatives all information reasonably requested by the other and as customarily furnished in transactions of this nature. Parent and ICC, and their respective Representatives, shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operation of the business of the other of them.

         6.3 FILINGS; TAX ELECTIONS. ICC shall promptly provide Parent with copies of all filings made by ICC or any subsidiary with any Governmental Entity in connection herewith and the transactions contemplated hereby. ICC or any subsidiary shall, before settling or compromising any material income tax liability, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.

         6.4 PUBLIC ANNOUNCEMENTS. Each party agrees to consult with the other party prior to any public announcement or other disclosure relating to the Merger and shall mutually approve the timing, the content and dissemination of any such public announcement or other disclosure, except for such public announcement or other disclosure as may be necessary for the party proposing to make the public announcement or other disclosure not to be in violation of or in default under any applicable law, regulation or governmental order (including securities laws and NASDAQ rules). If either party proposes to make any public announcement or other disclosure based upon such opinion, that party shall deliver the text of the proposed public announcement or other disclosure, as far in advance of its public announcement or other disclosure as is practicable, and shall in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to announce or disclose.

         6.5 TRANSFER AND GAINS TAXES AND CERTAIN OTHER TAXES AND EXPENSES. Parent agrees that, to the extent it is legally able to do so, the Surviving Corporation will pay all real property transfer, gains and other similar taxes and all documentary stamps, filing fees, recording fees and sales and use taxes, if any, and any penalties or interest with respect thereto, payable in connection with consummation of the Merger; provided that the Surviving Corporation will not pay any such items to the extent such items are liabilities of the stockholders of ICC.

         6.6      OPTIONS; WARRANTS.

                  (a) Prior to the Effective Time, the ICC Board of Directors shall approve (i) the termination of all rights of accelerated vesting given to the holders of outstanding options (the "ICC Options") to purchase shares of ICC Stock under Sections 10(b)(i) and 10(b)(ii) of the ICC Option Plan (other than with respect to such options held by the individuals listed on Schedule 6.6(a) which may be accelerated); and (ii) the termination of all ICC Options and the ICC Option Plan upon the Closing. ICC hereby covenants and agrees that at the Effective Time, all of the outstanding ICC Options (all of which are set forth on Schedule 4.3(a)) shall have been properly canceled and, except for the right to receive options to acquire Parent Stock described in
Section 6.6(b), all rights and obligations thereunder shall have been terminated.

                  (b) At the Effective Time, with respect to each ICC Option canceled pursuant to Section 6.6(a), whether vested or unvested, Parent shall issue options ("Parent Options"), in the form of Exhibit C-1 or C-2 (the "Option Agreements"), to purchase shares of validly issued, fully paid and nonassessable Parent Stock to each of those Persons listed on Schedule 6.6(b), pursuant to the Consumer Financial Network, Inc. 1999 Stock Option Plan, as amended (the "Parent Stock Option Plan"). The number of such Parent Options issued to each Person listed on Schedule 6.6(b) shall be equal to the product of (i) the number of shares of ICC Stock issuable upon exercise of the ICC Option held by such Person immediately prior to the Effective Time and (ii) PS (as defined in Section 3.1(b)); the exercise price per share of Parent Stock at which such Parent Option is exercisable shall be the amount obtained by dividing (x) the option exercise price per share of ICC Stock at which the ICC Option held by such Person is exercisable immediately prior to the Effective Time by (y) PS; provided, however, that in the case of any ICC Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), the option price, the number of shares capable of being purchased pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. Subject to Section 6.6(a), the vesting schedules of Parent Options issued under the first sentence of this clause (b) will be the same as the vesting schedules of the respective vesting schedules of each of the ICC Options in respect of which such Parent Options are issued by Parent pursuant to this clause (b).

                  (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery under the Parent Options and ICC Warrants as adjusted in accordance with this Section.

                  (d)      In addition to the foregoing paragraphs of this
Section 6.6, Parent agrees that each of the individuals set forth on Schedule 6.6(d) shall receive Parent Options to purchase the number of shares of validly issued, fully paid and nonassessable Parent Stock, at the exercise price per share, as set forth on Schedule 6.6(d), all of which Parent Options shall have been issued pursuant to the Parent Stock Option Plan. Each such recipient shall execute and deliver an Option Agreement, in the form of Exhibit "C-1" or "C-2".

                  (e) At the Effective Time, each outstanding warrant to purchase shares of ICC Stock ("ICC Warrants"), all of which are set forth on
Schedule 4.3(a), shall be properly canceled; except for the right to receive warrants to acquire Parent Stock described in the following sentence, all rights and obligations thereunder shall have been terminated. Parent agrees that, at the Effective Time, each of the holders of ICC Warrants shall receive warrants ("Parent Warrants") to purchase a number of shares of Parent Stock equal to the product of (i) the number of shares of ICC Stock issuable upon exercise of the ICC Warrants held by such holder immediately prior to the Effective Time and
(ii) PS (as defined in Section 3.1(b)); the exercise price per share of Parent Stock at which such Parent Warrant is exercisable shall be the amount obtained by dividing (x) the exercise price per share of ICC Stock at which such ICC Warrant is exercisable immediately prior to the Effective Time by (y) PS. Each such recipient of Parent Warrants under this clause (c) shall execute and deliver a Warrant Agreement, in the form of Exhibit "D" (the "Warrant Agreement").

                  (f) Parent agrees to propose to the compensation committee of Parent's Board of Directors (the "Compensation Committee") that, within 60 days of the Effective Time, the Compensation Committee approve and authorize a certain number of Parent Options be reserved for issuance to the employees of the Surviving Corporation.

         6.7      EMPLOYMENT.

                  (a)      Certain Employees.

                           Each executive and manager of ICC and any other ICC
employee who has not executed and delivered to ICC, prior to the date hereof, a confidentiality and non-disclosure agreement in a form satisfactory to Parent (collectively, the "Schedule 6.7(a) Employees"; the names of the Schedule 6.7(a) Employees are set forth on Schedule 6.7(a)) shall, at the Closing (except, in the case of Elizabeth Sabino-Kiser, promptly upon her return from abroad), enter into a Confidentiality, Non-Compete and Non-Solicitation Agreement with Sub, substantially in the form of Exhibit "E" (collectively, the "Confidentiality, Non-Compete and Non-Solicitation Agreements"). Each Confidentiality, Non-Compete and Non-Solicitation Agreement shall contain such provisions as to which the parties mutually agree.

                  (b) Other Employees. Except for those individuals who will execute an employment agreement, whose names are listed on Schedule 6.7(b)(i), and except for any other employee of ICC who has an employment contract on the date of this Agreement with ICC, whose names are listed on
Schedule 6.7(b)(ii), each employee of ICC shall be offered at-will employment positions with Sub, subject to Parent's policy manual and procedures.

                  (c) Benefits. All Schedule 6.7(a) Employees and all other ICC employees who become employees of Sub or the Surviving Corporation will be entitled to receive from the Surviving Corporation or Parent, if applicable, health, medical and other benefits that are no less favorable than those of other employees of Parent in similar positions; and to the extent consistent with and allowable under Parent's existing benefit plans, each such employee of ICC shall be given credit for five (5) years of employment.

         6.8      INSURANCE.

                  (a) Parent agrees that, from and after the Effective time, the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by ICC; provided that the Surviving Corporation may substitute therefor policies of at least the same coverage (issued by one or more insurers that have the same rating by A.M. Best Company as the provider of ICC's directors' and officers' liability insurance as in effect on the date hereof) containing terms and conditions which are no less advantageous and provided that such substitution shall not result in any gaps or lapses in coverage with respect to matters occurring prior to and at the Effective Time; provided, further, that the Surviving Corporation shall not be required to pay an annual premium in excess of 300% of the last annual premium paid by ICC prior to the date hereof and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.9 it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

                  (b) In addition to the foregoing, ICC and, from and after the Effective Time, Parent and the Surviving Corporation (each referred to in this clause (b) only as an "Indemnifying Party"), shall until the sixth anniversary of the Effective Time indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of ICC (the "Indemnified Parties") against all losses, claims, damages, costs and expenses (including attorney's fees), liabilities, judgments and settlement amounts that are paid or incurred in connection with any claim, action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative and whether asserted or claimed prior to, at or after the Effective Time) that is based on, or arises out of, the fact that such Indemnified Party is or was a director or officer of ICC and arises out of those actions or omissions occurring at or prior to the Effective Time that are based solely in connection with this Agreement and the Merger (the "Indemnified Liabilities"), in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors and officers. Notwithstanding any of the foregoing, no Indemnifying Party shall have any obligation described in this clause (b) to pay or satisfy any claim or have any responsibility for any Indemnified Liability
(i) based on or arising out of fraud, intentional or willful misconduct or gross negligence of any Indemnified Party; or (ii) the amounts for which are satisfied from applicable insurance proceeds.

         6.9 FINAL NEW YORK FRANCHISE TAX REPORT. The Surviving Corporation will, within 30 days after the filing of the New York Certificate of Merger, file a final cessation franchise tax report, and promptly pay to the department of taxation and finance all fees and taxes (including penalties and interest), if any, due by ICC to the department of taxation and finance, in accordance with
Section 907(e)(2)(H) of the BCL.

         6.10 EXCLUSIVITY. ICC, on behalf of itself and each of its stockholders, officers, directors and employees covenants and agrees that, from March 14, 2000, until the earlier to occur of (i) the Effective Time; (ii) the termination of this Agreement in accordance with Section 8.1; or (iii) May 14, 2000 (the "Exclusivity Period"), it and each of them shall forebear directly or indirectly negotiating, soliciting or accepting any offer with any other Person to purchase, acquire, option, or merge or combine with, as applicable, ICC, any of the ICC Stock, or the ICC Business, or any interest in any of the foregoing. Without limiting the generality of the foregoing:

                  (a) During the Exclusivity Period, ICC shall not, nor will it authorize or permit any of its officers, directors, affiliates, stockholders or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding , or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction. ICC shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of ICC or any of its subsidiaries or any investment banker, attorney or other advisor or representative of ICC or any of its subsidiaries shall be deemed to be a breach of this Section 6.10 by ICC.

                  (b) The ICC Board of Directors will not withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger unless the ICC Board of Directors, after consultation with independent legal counsel, determines in good faith that such action is necessary to avoid a breach by the ICC Board of Directors of its fiduciary duties to ICC's stockholders under applicable law, in which case ICC may furnish or cause to be furnished information concerning ICC and its businesses, properties or assets to a person or entity interested in making an Acquisition Proposal and ICC may engage in potential discussions with such person or entity, notwithstanding Section 6.10(a). Nothing contained in this Section 6.10(b) or Section 6.10(a) shall prohibit ICC from making any disclosure to ICC's stockholders which, in the good faith reasonable judgment of the ICC Board of Directors, after consultation with independent legal counsel, is required under applicable law or furnishing ICC's stockholders with a proposal of offer for an Acquisition Proposal; provided, that except as otherwise permitted in this Section 6.10(b), ICC may not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the ICC Board of Directors permitted by, and taken in accordance with, this Section 6.10(b) shall not constitute a breach of this Agreement by ICC. Nothing in this Section 6.10(b) shall (i) permit ICC to terminate this Agreement (except as provided in Article VIII) or (ii) affect any other obligations of ICC under this Agreement.

                  (c) For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from ICC by any person or "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of ICC or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of ICC or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving ICC pursuant to which the stockholders of ICC immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of ICC; or (C) any liquidation or dissolution of ICC.


         6.11 CERTAIN EXCLUSIVITY AGREEMENTS OF PARENT. Parent, on behalf of itself and each of its stockholders, officers, directors and employees or any investment banker, attorney, or other advisor or representative retained by them, covenants and agrees that during the Exclusivity Period, it and each of them shall forebear directly or indirectly negotiating with, soliciting or accepting from or making any offer to any other Person to purchase, acquire, option, or merge or combine with, as applicable, any person or entity that competes with ICC and is engaged in substantially the same business as the ICC Business.


         6.12     MEETING OF STOCKHOLDERS OF ICC; MEMORANDUM; PROXY MATERIALS.

                  (a) At or prior to the Closing, ICC shall take all action necessary in accordance with the applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of the stockholders of ICC (the "Stockholders' Meeting") to be held on or before the Closing for the purpose of voting upon this Agreement and the Merger. ICC will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by applicable law to obtain such approvals (the "Stockholder Approval"). ICC shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by ICC in connection with the Stockholders' Meeting are solicited, in compliance with applicable law and its Certificate of Incorporation and Bylaws. ICC's obligations to call, give notice of, convene and hold the Stockholders' Meeting in accordance with this Section 6.12(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to ICC of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of ICC with respect to the Merger.

                  (b) ICC covenants and agrees that subject to the exercise of fiduciary duties of the Board of Directors of ICC in accordance with applicable laws, (i) the Board of Directors of ICC shall recommend that stockholders of ICC vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders' Meeting; (ii) the Proxy Materials shall include a statement to the effect that the Board of Directors of ICC has recommended that stockholders of ICC vote in favor of and adopt and approve this Agreement and the Merger at the Stockholders' Meeting; and (iii) neither the Board of Directors of ICC nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of ICC that stockholders of ICC vote in favor of and adopt and approve this Agreement and the Merger.

                  (c) Parent shall prepare and distribute to stockholders of ICC as soon as reasonably practicable after the date hereof (or concurrently with the distribution by ICC of the

Proxy Materials relating to the Stockholders' Meeting) the Memorandum describing among other things, Parent and its business and the Parent Stock issuable in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should, in Parent's judgment, be set forth in an amendment of or a supplement to the Memorandum, Parent shall prepare and distribute to the stockholders of ICC such amendment or supplement as soon thereafter as is reasonably practicable. Parent, Sub and ICC shall cooperate with each other in the preparation of the Memorandum and the Proxy Materials to be prepared by ICC relating to the Stockholders' Meeting and any amendment or supplement thereto. Parent shall give ICC and its counsel the opportunity to review the Memorandum before it is sent to stockholders of ICC.

                  (d) ICC shall, in accordance with applicable law, prepare and distribute to stockholders of ICC as soon as reasonably practicable after the date hereof (or concurrently with the distribution by Parent of the Memorandum) the Proxy Materials. If at any time prior to the Effective Time any event shall occur that should, in ICC's judgment, be set forth in an amendment of or a supplement to the Proxy Materials, ICC shall prepare and distribute to the stockholders of ICC such amendment or supplement as soon thereafter as is reasonably practicable. ICC shall give Parent and its counsel the opportunity to review the Proxy Materials before they are sent to the stockholders of ICC.

         6.13 SECURITIES REPRESENTATION LETTER. Prior to the Closing, ICC shall cause (i) each stockholder of ICC (other than the Non-Accredited Investors) to make the representations to Parent and Sub set forth in the Securities Representation Letter in the form of Exhibit "F" (the "Securities Representation Letter"); and (ii) each stockholder of ICC who is a Non-Accredited Investor to make the representations to Parent and Sub set forth in the Non-Accredited Investor Letter in the form of Exhibit "G" (the "Non-Accredited Investor Letter").

         6.14 EMPLOYEES OF PARENT. As soon as practicable after the Closing Date, such number of employees of Parent currently working in Parent's offices located in Stamford, Connecticut as Parent and ICC shall reasonably agree prior to the Effective Time will move into the built-out space located at ICC's offices at 120 Bloomingdale Road, White Plains, New York.

         6.15 BOARD OF DIRECTORS/OBSERVER RIGHTS. Parent shall invite Spencer Trask Securities, Inc. to send one representative (the "Representative") to attend in a non-voting observer capacity all meetings of Parent's Board of Directors and, in this respect, shall give the Representative copies of all notices, minutes, consents, and other material that it provides to its Directors; provided, however, that Parent reserves the right to exclude the Representative from access to any material or meeting or portion thereof if Parent believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege. The Representative may participate in discussions of matters brought to the Board.

         The rights described herein shall terminate and be of no further force or effect upon the earliest to occur of (a) the closing of a public offering of shares of Parent's capital stock pursuant to a registration statement filed by Parent under the Securities Act of 1933 which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145), (b) such time as Parent becomes required to file reports with the Securities and Exchange Commission under Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, or (c) such time as Spencer Trask Securities, Inc. together with those individuals or entities listed on Schedule 6.15 holds, in the aggregate, less than 3,250,000 shares of the common stock of Parent.

         6.16 FURTHER ASSURANCES. From time to time after the Effective Time, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

         6.17 PARENT INDEMNITY AGAINST PERSONAL GUARANTEES. On and after the Effective Time, Parent will indemnify and hold harmless all of those individuals indicated with an asterisk on Schedule 6.7(b)(i) from and against any obligations to guarantee the amounts arising post Closing and due under those certain leases with Fleet National Bank, Newcourt Leasing Corporation, Dell Financial Services and Conseco/Green Tree, all as disclosed on Schedule 4.13.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 CONDITIONS TO OBLIGATION OF ICC TO EFFECT THE MERGER. The obligations of ICC to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Parent and Sub shall have performed in all material respects their respective agreements contained herein required to be performed at or prior to the Effective Time, and the representations and warranties of Parent and Sub contained herein shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby;

                  (b) (i) the appropriate officers of Parent shall have executed and delivered to ICC at the Closing, Parent's Closing Certificate, and
(ii) the appropriate officers of Sub shall have executed and delivered to ICC at the Closing, Sub's Closing Certificate;

                  (c) Parent shall have obtained all of the Consents, if any, listed on Schedule 7.1(c);

                  (d) ICC shall have received corporate certificates of good standing for Parent and Sub, and a copy of the Certificate of Incorporation for Parent and Sub, respectively, both as certified by the Secretary of State of Delaware;

                  (e) there shall have been delivered to each of the stockholders of ICC at the Closing, duly executed by Parent, an Agreement to be Bound to the Registration Rights Agreement (the "Agreement to be Bound to the Registration Rights Agreement"), in the form of Exhibit "H";

                  (f) ICC shall have received, at the Closing, a duly executed opinion of counsel to Parent and Sub, substantially in the form of Exhibit "I";

                  (g) ICC shall have received from Parent and Sub such other documents as ICC's counsel shall have reasonably requested, in form and substance reasonably satisfactory to ICC's counsel;

                  (h) ICC shall have received the Voting and Indemnity Agreement executed by Parent and Sub;

                  (i) Parent shall have executed and delivered (A) the Option Agreements in accordance with Section 6.6(d) and (B) the Warrant Agreements (and certificates required by the terms of the Warrant Agreement) in accordance with Section 6.6(e);

                  (j) This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote, under applicable law, of the stockholders of ICC;.

                  (k) ICC's receipt of the opinion of Winston & Strawn, special tax advisor to ICC, or such other law firm as is reasonably acceptable to ICC, in a form and substance reasonably satisfactory to ICC, based upon facts, representations, and assumptions in such opinion, which are consistent with the state of facts existing at the Closing, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt of such tax counsel of a customary representation letter from Parent, Sub and ICC; and

                  (l) Sub and each of the three ICC employees indicated with an asterisk on Schedule 6.7(b) shall have executed and delivered an amendment to such employee's existing employment agreement in the applicable form attached as Exhibits "M-1", "M-2" and "M-3".

         7.2 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Effective Time, of the following conditions:

                  (a) ICC, the ICC Stockholders and any other stockholders of ICC shall have performed in all material respects their respective agreements contained herein or in the Voting and Indemnity Agreement required to be performed at or prior to the Effective Time, and the representations and warranties of ICC and the ICC Stockholders contained herein or in the Voting and Indemnity Agreement shall be true when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Effective Time as if made at and as of such time, except as contemplated hereby;

                  (b) the appropriate officers of ICC shall have executed and delivered to Parent at the Closing, a closing and incumbency certificate, substantially in the form of Exhibit "J" ("ICC's Closing Certificate").

                  (c) ICC shall have obtained or caused to be obtained all of the Consents, if any, listed on Schedule 7.2(c), and ICC's Board of Directors shall have taken the actions referred to in Section 6.6(a);

                  (d) there shall have been delivered to Parent at the Closing, duly executed by each of the stockholders of ICC (other than the Non-Accredited Investors), (i) an Agreement to be Bound to the Stockholders' Agreement, in the form of Exhibit "K"; (ii) an Agreement to be Bound to the Registration Rights Agreement; and (iii) the Securities Representation Letter; and there shall have been delivered to Parent at the Closing, duly executed by each of the Non-Accredited Investors, the Non-Accredited Investor Letter;

                  (e) Parent shall have received a corporate certificate of good standing for ICC, and a copy of the Certificate of Incorporation of ICC, both as certified by the Secretary of State of New York;

                  (f) as of the date three business days prior to the Closing Date the ICC Debt shall be no greater than $5,340,605.00, plus any sums of money loaned to ICC by Parent; "ICC Debt" shall mean the outstanding indebtedness of ICC, including debt for borrowed money and accrued interest thereon, capital leases, accounts payable and accrued expenses of ICC, all to be determined as of three business days prior to the Closing Date and all as determined in accordance with U.S. generally accepted accounting principles ("GAAP");

                  (g) Subject to Section 6.7(a), each of the Schedule 6.7(a) Employees, whose names are set forth on Schedule 6.7(a), shall have executed and delivered his or her respective Confidentiality, Non-Compete and Non-Solicitation Agreement;

                  (h) Parent shall have received, at the Closing, a duly executed opinion of counsel to ICC, substantially in the form of Exhibit "L", together with such other opinions of counsel to ICC or the ICC Stockholders as Parent shall reasonably request;

                  (i) Parent shall have received, at the Closing: (i) duly executed by each of the individuals set forth on Schedule 6.6(d), the Option Agreements; and (ii) duly executed by each of the holders of ICC Warrants, the Warrant Agreements;

                  (j) Parent shall have received from ICC or the stockholders of ICC, as the case may be, such other documents as Parent's counsel shall have reasonably requested, in form and substance reasonably satisfactory to Parent's counsel;

                  (k) Parent shall have received evidence satisfactory to it that at the Closing the assets and properties used in the ICC Business are free and clear of all Liens other than Permitted Liens (as defined in Section 9.11);

                  (l) Parent shall have received evidence satisfactory to it that ICC has filed, pursuant to Section 907(e)(2)(H) of the BCL, an estimated cessation franchise tax report through the anticipated Closing Date;

                  (m) Parent shall have received the Voting and Indemnity Agreement executed by the ICC Stockholders;

                  (n) This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote, under applicable law, of the stockholders of ICC;

                  (o) No more than 5% of the stockholders of ICC shall have exercised their rights to dissent pursuant to Section 3.2 and applicable law; and

                  (p) Sub and each of the three ICC employees indicated with an asterisk on Schedule 6.7(b)(i) shall have executed and delivered an amendment to such employee's existing employment agreement in the applicable form attached as Exhibits "M-1", "M-2" and "M-3".

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Time:

                  (a)      by mutual written consent of Parent and ICC;

                  (b) by ICC, upon a material breach hereof or the Voting and Indemnity Agreement on the part of Parent or Sub which has not been cured after notice to Parent or Sub of such breach and which would cause any condition set forth in Section 7.1 to be incapable of being satisfied by June 30, 2000;

                  (c) by Parent, upon a material breach hereof or the Voting and Indemnity Agreement after notice to ICC of such breach on the part of ICC or any of the ICC Stockholders which has not been cured and which would cause any condition set forth in Section 7.2 to be incapable of being satisfied by June 30, 2000;

                  (d) by Parent or ICC if any court of competent jurisdiction shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

                  (e) by either Parent or ICC if the Merger shall not have been consummated on or before June 30, 2000 (provided the terminating party is not otherwise in material breach of its representations, warranties or obligations hereunder).

                  (f) by ICC if ICC receives a "Superior Offer". For purposes of this Agreement ("Superior Offer") shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ICC pursuant to which the stockholders of ICC immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by ICC of assets representing in excess of 50% of the fair market value of ICC's business immediately prior to such sale; or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by ICC), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of ICC, on terms that the Board of Directors of ICC determines, in its reasonable judgment, after consultation with its financial advisor, to be more favorable, or is reasonably likely to be more favorable, to ICC stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of ICC's Board of Directors to be obtained by such third party on a timely basis.

         8.2      FEES AND EXPENSES.

                  (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, in the event the Merger is consummated, Parent or ICC shall, on the Closing Date, pay all legal fees of ICC in connection with the Merger.

                  (b) If the Merger is not consummated because of a willful and material breach hereof or of the Voting and Indemnity Agreement by any party, the nonbreaching party or parties shall be entitled to pursue all legal and equitable remedies against the breaching party for such breach including specific performance and all fees and expenses incurred by the nonbreaching party or parties in connection with enforcing its or their rights hereunder with respect to such breach shall be paid by the breaching party.

                  (c) In the event that within nine months of the termination of this Agreement pursuant to section 8.1(f), or 8.1(c) (but only if terminated by reason of a breach of covenant or agreement) any Acquisition Proposal by a third party is entered into, agreed to or consummated by ICC, then ICC shall pay Parent a termination fee of $5,500,000, in same-day funds, on the earlier of the date an agreement is entered into in respect of an Acquisition Proposal or an Acquisition Proposal is consummated.

                  (d)      ICC acknowledges that the agreements contained in
Section 8.2(c) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, Parent and Sub would not have entered into this Agreement. If ICC fails to promptly pay the amount due pursuant to Section 8.2(c), and, in order to obtain such payment, Parent commences a suit which results in a judgment against ICC for the fee set forth in this Section 8.2, ICC shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period plus two percent.

         8.3 AMENDMENT. This Merger Agreement may be amended by Parent, Sub, and ICC at any time before or after approval hereof and approval of the Merger by the stockholders of ICC; provided, however, that after such approval, no amendment shall be made which (i) changes the form or decreases the amount of the consideration to be received in the Merger, (ii) in any way materially adversely affects the rights of the stockholders of ICC, or (iii) under applicable law would require approval of the stockholders of ICC, in any such case referred to in clauses (i), (ii) and (iii), without the further approval of the stockholders of ICC. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto, provided that after the Effective Time, any such amendment must be signed by the former holders of a majority of the ICC Stock.

         8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties by any other party contained herein or in any documents delivered by any other party pursuant hereto and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 SURVIVAL; RECOURSE. None of the agreements contained herein shall survive the Merger, except that (i) the agreements contained in Article III, the covenants contained in Article VI, and the agreements of the Surviving Corporation referred to in Sections 9.9 and 9.10 shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein) and (ii) the representations and warranties made in Articles IV and V shall survive the Merger, and shall survive any independent investigation by the parties, and any dissolution, merger or consolidation of ICC or Parent, and shall bind the legal representatives, assigns and successors of ICC and Parent, and, to the extent provided in the Voting and Indemnity Agreement, the ICC Stockholders, for a period of 25 months after the Effective Time (other than the representations and warranties contained in Sections 4.18, 4.19, 4.20, 4.24, 5.14, 5.15 or 5.16 which shall survive for the applicable statute of limitations).

         9.2 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by fax (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to ICC:                 Interactive Corporate Communications, Inc.
                                    120 Bloomingdale Road
                                    3rd Floor
                                    White Plains, NY 10605
                                    Attention:  Ms. Rosalia Bacarella, President
                                    Telephone:  (914) 872-8001
                                    Fax:        (914) 872-8100

         With a copy to:            Winston & Strawn
                                    200 Park Avenue
                                    New York, NY  10166
                                    Attention:  Angelo L. Lopresti, Esq.
                                    Telephone: (212) 294-6700
                                    Fax: (212) 294-4700

         If to Parent or Sub:       Consumer Financial Network, Inc.
                                    1776 Peachtree Road
                                    Suite 700, North Tower
                                    Atlanta, Georgia 30309
                                    Attention:   Sandra H. Cuttler, Esq.
                                    Telephone:   (770) 291-7000
                                    Fax:         (770) 291-7099

         With copies to:            Greenberg Traurig, LLP
                                    One Buckhead Plaza
                                    3060 Peachtree Rd., Ste. 1100
                                    Atlanta, GA 30305
                                    Attention:   James S. Altenbach, Esq.
                                    Telephone:   (404) 261-8000
                                    Fax:         (404) 261-5064

         and to:                    Kelso & Company
                                    320 Park Avenue
                                    24th Floor
                                    New York, NY  10022
                                    Attention:   James J. Connors, II, Esq.
                                    Telephone:   (212) 751-3939
                                    Fax:         (212) 223-2379
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         9.3 ENTIRE AGREEMENT. The exhibits and schedules hereto are incorporated herein by reference. This Agreement, the Voting and Indemnity Agreement and the documents, schedules and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except for (i) the non-disclosure letter agreement between Parent and ICC dated as of February 14, 2000; (ii) paragraph 14 of the letter of intent between Parent and ICC dated March 14, 2000; and (iii) the promissory note, dated March 14, 2000, by ICC in favor of Parent in the principal amount of $1,000,000. There are no other representations or warranties, whether written or oral, between the parties in connection the subject matter hereof, except as expressly set forth herein or in the Voting and Indemnity Agreement.

         9.4 ASSIGNMENTS; PARTIES IN INTEREST. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the rights, interests, and obligations of Sub hereunder may be assigned to any direct wholly owned Delaware subsidiary of Parent without such prior consent. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein including under Article III and Article VI of this Agreement which shall benefit the parties mentioned therein.

         9.5 GOVERNING LAW. This Agreement, except to the extent that the BCL or the DGCL is mandatorily applicable to the Merger, or to the rights of the stockholders of ICC or the other parties hereto with respect to the Merger, shall be governed in all respects by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

         9.6 HEADINGS; INTERPRETATION; INCORPORATION. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like shall refer to this Agreement as a whole. The words "include" or "including" shall be by way of example rather than by limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship hereof. References to Sections, Articles, Schedules or Exhibits shall, unless the context otherwise requires, be to Sections, Schedules or Exhibits hereof. The Schedules and Exhibits hereto are incorporated herein by reference.

         9.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, including by fax, each of which shall be deemed an original but all of which taken together shall constitute a single agreement.

         9.8 SEVERABILITY. If any term or other provision hereof is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions hereof shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         9.9 POST-CLOSING ACCESS. For a period of three years after the Closing Date, the stockholders of ICC and their agents and representatives shall have reasonable access to the books and records of the ICC Business.

         9.10 POST-CLOSING NOTICE. To the extent the Surviving Corporation receives written notice of any event or circumstance that materially affects any of the stockholders of ICC, the Surviving Corporation will promptly notify the affected stockholders of ICC of such matter, information, or event and will provide them with copies of all relevant documentation or correspondence in connection therewith.

         9.11     CERTAIN DEFINITIONS.  As used herein:

                  (a) the term "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the ICC Real Property or interfering with the ordinary conduct of any of the ICC Business; and (e) those Liens listed on Schedule 9.11;

                  (b) (i) any representation or warranty stated to be made "to the knowledge" of a party shall refer to such party's knowledge following reasonable inquiry as to the matter in question; and (ii) any representation or warranty stated to be made "to the knowledge of ICC" shall refer to the knowledge, subject to clause (i) above, of Euan Menzies, Rosalia Bacarella, Jonathan Miller and Allan Rothman; and

                  (c) the term "Subsidiary" or "Subsidiaries" means, as to Parent, any Entity of which another Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Entity (including Sub); provided, however, that with respect to the Parent, the terms "Subsidiary" and "Subsidiaries" shall not include ICC.




                      - SIGNATURES ON THE FOLLOWING PAGE -

         IN WITNESS WHEREOF, Parent, Sub and ICC have caused this Agreement to be signed and delivered by their respective duly authorized officers, all as of the date first written above.


                        "ICC"

                        Interactive Corporate Communications, Inc., a New York corporation


                        By: /s/ Rosalia Bacarella
                           -----------------------------------------------------
                        Title: President
                              --------------------------------------------------


                        "PARENT"

                        Consumer Financial Network, Inc., a Delaware corporation


                        By: /s/ C. Cathleen Raffaeli
                           -----------------------------------------------------
                        Title: President
                              --------------------------------------------------


                        "SUB"


                        CFN Merger Corp., Inc., a Delaware corporation

                        By: /s/ C. Cathleen Raffaeli
                           -----------------------------------------------------
                        Title: President
                              --------------------------------------------------